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                                                                    Exhibit 4.3

                                                                 CONFORMED COPY

===============================================================================

                               ANDREW CORPORATION


                                   ----------

                     NOTE ASSUMPTION AND EXCHANGE AGREEMENT

                                   ----------

              providing for the assumption by Andrew Corporation of certain notes of Allen Telecom, Inc. and the exchange by Andrew Corporation of its

                                  $3,000,000.00
                        6.60% Senior Notes, Series 2003-A
                              due November 14, 2003

                                 $39,166,666.90
                        6.65% Senior Notes, Series 2003-B
                              due November 14, 2007

                                       and

                                  $9,000,000.00
                        6.74% Senior Notes, Series 2003-C
                              due November 14, 2007

                                    therefor


                                   ----------


                            DATED AS OF JULY 15, 2003

                         Series 2003-A PPN: 03442# AA 4
                         Series 2003-B PPN: 03442# AB 2
                         Series 2003-C PPN: 03442# AC 0

================================================================================

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                                TABLE OF CONTENTS

Section                                                                                   Page
-------                                                                                   ----

1.   ASSUMPTION OF EXISTING NOTES...........................................................2

2.   AUTHORIZATION OF NOTES.................................................................2

3.   CLOSING OF EXCHANGE OF NOTES...........................................................2

4.   CONDITIONS OF RESTATEMENT, CONSENT AND RELEASE.........................................3

     4.1.    Representations and Warranties.................................................3

     4.2.    Performance; No Default........................................................3

     4.3.    Compliance Certificates........................................................3

     4.4.    Opinions of Counsel............................................................3

     4.5.    Purchase Permitted By Applicable Law, etc......................................4

     4.6.    Issuance of Other Notes........................................................4

     4.7.    Payment of Special Counsel Fees................................................4

     4.8.    Private Placement Number.......................................................4

     4.9.    Changes in Corporate Structure.................................................4

     4.10.   Amendment Fee..................................................................5

     4.11.   Consummation of Merger.........................................................5

     4.12.   Amendment to Credit Agreement..................................................5

     4.13.   Termination of Allen Credit Agreement..........................................5

     4.14.   Proceedings and Documents......................................................5

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................5

     5.1.    Organization; Power and Authority..............................................5

     5.2.    Authorization, etc.............................................................6

     5.3.    Disclosure.....................................................................6

     5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates...............6

     5.5.    Financial Statements...........................................................7

     5.6.    Compliance with Laws, Other Instruments, etc...................................7

     5.7.    Governmental Authorizations, etc...............................................8

     5.8.    Litigation; Observance of Agreements, Statutes and Orders......................8

     5.9.    Taxes..........................................................................8

     5.10.   Title to Property; Leases......................................................9

     5.11.   Licenses, Permits, etc.........................................................9

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
     5.12.   Compliance with ERISA...........................................................9

     5.13.   Private Offering by the Company................................................10

     5.14.   Use of Proceeds; Margin Regulations............................................10

     5.15.   Existing Indebtedness; Future Liens............................................11

     5.16.   Foreign Assets Control Regulations, etc........................................11

     5.17.   Status under Certain Statutes..................................................11

     5.18.   Environmental Matters..........................................................11

6.   REPRESENTATIONS OF THE PURCHASERS......................................................12

     6.1.    Purchase for Investment........................................................12

     6.2.    Source of Funds................................................................13

7.   INFORMATION AS TO COMPANY..............................................................14

     7.1.    Financial and Business Information.............................................14

     7.2.    Officer's Certificate..........................................................16

     7.3.    Inspection.....................................................................17

8.   PREPAYMENT OF THE NOTES................................................................17

     8.1.    Required Prepayments...........................................................17

     8.2.    Optional Prepayments with Make-Whole Amount....................................17

     8.3.    Allocation of Partial Prepayments..............................................18

     8.4.    Maturity; Surrender, etc.......................................................18

     8.5.    Purchase of the Notes..........................................................18

     8.6.    Make-Whole Amount..............................................................19

9.   AFFIRMATIVE COVENANTS..................................................................20

     9.1.    Compliance with Law............................................................20

     9.2.    Insurance......................................................................20

     9.3.    Maintenance of Properties......................................................20

     9.4.    Payment of Taxes and Claims....................................................21

     9.5.    Corporate Existence, etc.......................................................21

     9.6.    Subsidiary Guaranty Agreements.................................................21

10.  NEGATIVE COVENANTS.....................................................................22

     10.1.   Consolidated Indebtedness; Indebtedness of Subsidiaries........................22

     10.2.   Liens..........................................................................22

     10.3.   Sale of Assets.................................................................24

     10.4.   Mergers, Consolidations, etc...................................................24

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
     10.5.   Disposition of Stock of Subsidiaries...........................................25

     10.6.   [Intentionally Omitted]........................................................25

     10.7.   Nature of Business.............................................................25

     10.8.   Transactions with Affiliates...................................................26

11.  EVENTS OF DEFAULT......................................................................26

12.  REMEDIES ON DEFAULT, ETC...............................................................28

     12.1.   Acceleration...................................................................28

     12.2.   Other Remedies.................................................................28

     12.3.   Rescission.....................................................................29

     12.4.   No Waivers or Election of Remedies, Expenses, etc..............................29

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................................29

     13.1.   Registration of Notes..........................................................29

     13.2.   Transfer and Exchange of Notes.................................................30

     13.3.   Replacement of Notes...........................................................30

14.  PAYMENTS ON THE NOTES..................................................................31

     14.1.   Place of Payment...............................................................31

     14.2.   Home Office Payment............................................................31

15.  EXPENSES, ETC..........................................................................31

     15.1.   Transaction Expenses...........................................................31

     15.2.   Survival.......................................................................32

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........................32

17.  AMENDMENT AND WAIVER...................................................................32

     17.1.   Requirements...................................................................32

     17.2.   Solicitation of Holders of the Notes...........................................33

     17.3.   Binding Effect, etc............................................................33

     17.4.   Notes held by Company, etc.....................................................33

18.  NOTICES................................................................................34

19.  REPRODUCTION OF DOCUMENTS..............................................................34

20.  CONFIDENTIAL INFORMATION...............................................................34

21.  [INTENTIONALLY OMITTED]................................................................35

22.  MISCELLANEOUS..........................................................................35

     22.1.   Successors and Assigns.........................................................35

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
     22.2.   Payments Due on Non-Business Days..............................................36

     22.3.   Severability...................................................................36

     22.4.   Construction...................................................................36

     22.5.   Counterparts...................................................................36

     22.6.   Governing Law..................................................................36

     22.7.   Amendment and Restatement of Existing Note Agreement, Consent and Release......36

SCHEDULE A        --       Information Relating to Purchasers

SCHEDULE B        --       Defined Terms

SCHEDULE B-1      --       Outstanding Investments

SCHEDULE 4.9      --       Changes in Corporate Structure

SCHEDULE 5.3      --       Disclosure Materials

SCHEDULE 5.4      --       Subsidiaries of the Company and Ownership of
                           Subsidiary Stock

SCHEDULE 5.5      --       Financial Statements

SCHEDULE 5.8      --       Certain Litigation

SCHEDULE 5.11     --       Licenses, Permits, etc.

SCHEDULE 5.14     --       Use of Proceeds

SCHEDULE 5.15     --       Existing Indebtedness

SCHEDULE 10.2     --       Existing Liens

EXHIBIT 2(a)      --       Form of Series 2003-A Note

EXHIBIT 2(b)      --       Form of Series 2003-B Note

EXHIBIT 2(c)      --       Form of Series 2003-C Note

EXHIBIT 4.4(a)    --       Form of Opinion of Counsel for the Company

EXHIBIT 4.4(b)    --       Form of Tax Opinion of Counsel for the Company

EXHIBIT 4.4(c)    --       Form of Opinion of Special Counsel for the Purchasers

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                               ANDREW CORPORATION
                             10500 WEST 153RD STREET
                              ORLAND PARK, IL 60462


                                                       Dated as of July 15, 2003


TO EACH OF THE PURCHASERS LISTED
IN THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

       The undersigned, Andrew Corporation, a Delaware corporation (the "COMPANY"), and Allen Telecom Inc., a Delaware corporation ("ALLEN"), hereby agree with the purchasers named in the Purchaser Schedule attached hereto (the "PURCHASERS") as set forth below:

                                  INTRODUCTION

       Allen and the Purchasers are parties to the Note Agreement, dated as of November 1, 1997 (the "EXISTING NOTE AGREEMENT"), under which Allen issued, and there are now outstanding and held by the Purchasers, Allen's 6.60% Senior Notes, Series 1997-A, due November 14, 2003, originally issued in the aggregate principal amount of $9,000,000 of which an aggregate principal amount of $3,000,000.00 is outstanding on the date hereof (the "SERIES 1997-A NOTES"), 6.65% Senior Notes, Series 1997-B, due November 14, 2007, originally issued in the aggregate principal amount of $47,000,000 of which an aggregate principal amount of $39,166,666.90 is outstanding on the date hereof (the "SERIES 1997-B NOTES") and 6.74% Senior Notes, Series 1997-C, due November 14, 2007, originally issued in the aggregate principal amount of $9,000,000 of which an aggregate principal amount of $9,000,000.00 is outstanding on the date hereof (the "SERIES 1997-C NOTES") (the Series 1997-A Notes, the Series 1997-B Notes and the Series 1997-C Notes are collectively called the "EXISTING NOTES"). The Company and Allen have advised the Purchasers that the Company, Adirondacks, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("ACQUISITION SUB"), and Allen have entered into the Agreement and Plan of Merger, dated as of February 17, 2003, and Amendment No. 1 to the Agreement and Plan of Merger effective as of May 29, 2003 (the "MERGER AGREEMENT"), under which Allen would be merged into Acquisition Sub which would be the survivor (the "MERGER"). The Company and Allen have further advised the Purchasers that, in connection with the Merger, the Company and Allen desire that the Company assume Allen's obligations under the Existing Note Agreement and the Existing Notes, that, upon such assumption, the Existing Note Agreement be amended and restated to read as set forth in this Agreement and that the Existing Notes be exchanged for the Notes (as herein defined).

       Subject to the terms and conditions hereof, the Purchasers are willing to agree to such assumption, amendment and restatement, and exchange. Accordingly, the Company, Allen and the Purchasers agree as follows:

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1.     ASSUMPTION OF EXISTING NOTES.

          The Company hereby irrevocably, absolutely, unconditionally and expressly assumes (i) the due and punctual payment of all of the principal of, interest on and Make-Whole Amount (if any) with respect to the Existing Notes and all other payments due from Allen under or relating to the Existing Notes or the Existing Note Agreement, and (ii) the due and punctual performance of all obligations of Allen under the Existing Notes and the Existing Note Agreement. The Company covenants that its debts, liabilities and obligations assumed pursuant to this Section 1 shall be those of a primary obligor and not a guarantor, surety or secondary obligor.

2.     AUTHORIZATION OF NOTES.

          The Company has authorized the issue of $3,000,000.00 aggregate principal amount of its senior promissory notes designated as its 6.60% Senior Notes, Series 2003-A, due November 14, 2003 (the "SERIES 2003-A NOTES") to be issued in exchange for the existing Series 1997-A Notes, $39,166,666.90 aggregate principal amount of its senior promissory notes designated as its 6.65% Senior Notes, Series 2003-B, due November 14, 2007 (the "SERIES 2003-B NOTES") to be issued in exchange for the existing Series 1997-B Notes, and $9,000,000.00 aggregate principal amount of its senior promissory notes designated as its 6.74% Senior Notes, Series 2003-C, due November 14, 2007 (the "SERIES 2003-C NOTES") to be issued in exchange for the existing Series 1997-C Notes (the Series 2003-A Notes, the Series 2003-B Notes and the Series 2003-C Notes are collectively referred to as the "SERIES 2003 NOTES", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series 2003 Notes shall be substantially in the forms set out in Exhibits 2(a), (b) and (c), respectively, with such changes therefrom, if any, as may be approved by you and the Company. The term "Notes", as used herein, shall mean any Series 2003-A Note, any Series 2003-B Note and any Series 2003-B Note, and shall include any such Note issued in substitution therefor pursuant to Section 13 of this Agreement. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

3.     CLOSING OF EXCHANGE OF NOTES.

          In furtherance of the Company's assumption of the Existing Notes, the Company agrees to deliver to each Purchaser Notes of the series and in the aggregate principal amount or amounts set forth opposite such Purchaser's name in Schedule A attached hereto. The closing of the assumption of the Existing Notes will be held at the offices of Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, at 10:00 AM, CST, at a closing (the "CLOSING"). The Closing will be held on July 15, 2003, or such other Business Day thereafter prior to July 31, 2003, as shall be mutually acceptable to the Company and the Purchasers (the "CLOSING DATE"). At the Closing the Company will deliver to each Purchaser one or more Notes registered in the name of such Purchaser of the series and evidencing the aggregate principal amount of the Existing Notes held by such Purchaser, and in the denomination or denominations, specified for such Purchaser in Schedule A attached hereto. Each Note shall carry with it the right to receive any accrued and unpaid interest on the Existing Note for which it was exchanged so that no gain or loss of interest shall result from such exchange. The Notes (i) are given in exchange and

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substitution for, and not as payment of the indebtedness evidenced by, the
Existing Notes, (ii) merely re-evidence the indebtedness evidenced by the Existing Notes assumed by the Company, and (iii) are not intended to constitute a novation or discharge of the indebtedness evidenced by the Existing Notes. Promptly after the Closing, each Purchaser agrees to mark such Purchaser's Existing Notes "Replaced" and to return such Existing Notes to the Company.

4.     CONDITIONS OF RESTATEMENT, CONSENT AND RELEASE.

          The effectiveness of release of Allen from its obligations under the Existing Notes and the Existing Note Agreement, the amendment and restatement of the Existing Note Agreement and the consent by the Purchasers pursuant to
Section 22.7 hereof are subject to the satisfaction, on or before the Closing Date, or waiver in writing by each Purchaser, of each of the following conditions:

4.1.   REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.   PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issuance of the Notes, no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections
10.1 through 10.8 had such Sections applied since such date.

4.3.   COMPLIANCE CERTIFICATES.

          (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.9, 4.11, 4.12 and 4.13 have been fulfilled.

          (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreement.

4.4.   OPINIONS OF COUNSEL.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Gardner, Carton & Douglas, counsel to the Company, covering the matters set forth in Exhibit 4.4(a) and Exhibit 4.4(b)and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to you) and (b) from Schiff Hardin & Waite, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

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4.5.   PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing the issuance of the Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.   ISSUANCE OF OTHER NOTES.

          Contemporaneously with the Closing the Company shall issue to you and each of the other Purchasers named in Schedule A (the "OTHER PURCHASERS") the Notes to be issued to them at the Closing as specified in Schedule A.

4.7.   PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.   PRIVATE PLACEMENT NUMBER.

          A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes by Schiff Hardin & Waite.

4.9.   CHANGES IN CORPORATE STRUCTURE.

          Except for the Merger and as contemplated hereby or as specified in
Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.  AMENDMENT FEE.

          The Company shall have paid an amendment fee to you in an amount equal to 0.10% of the aggregate principal amount of the Existing Notes held by you by the method and at the address specified for payments of principal and interest on the Note to be held by you set forth below your name on Schedule A.

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4.11.  CONSUMMATION OF MERGER.

          The Allen Closing Date shall have occurred.

4.12.  AMENDMENT TO CREDIT AGREEMENT.

          The Company and the Bank Lenders shall have executed and delivered an amendment to the Credit Agreement, in form and substance satisfactory to you, all conditions precedent to the effectiveness of such amendment shall have been satisfied, and such amendment shall be in full force and effect.

4.13.  TERMINATION OF ALLEN CREDIT AGREEMENT.

          All obligations of Allen under the Existing Allen Credit Agreement shall have been discharged, the Existing Allen Credit Agreement shall have been terminated, and all liens and security interests securing all of such obligations, and all financing statements or other filing and recordings relating thereto, shall have been terminated and released.

4.14.  PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1.   ORGANIZATION; POWER AND AUTHORITY.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.   AUTHORIZATION, ETC.

          This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.   DISCLOSURE.

          The Company, through its agent, Banc of America Securities, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated May 2003 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since September 30, 2002, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby. The Company has delivered to you and to each other Purchaser true, correct and complete copies of the Merger Agreement and the Credit Agreement.

5.4.   ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and executive officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.   FINANCIAL STATEMENTS.

          The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule
5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.   COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any Material agreement, or corporate charter or by-laws, to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.   GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.   LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.   TAXES.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate under GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended September 30, 1998.

5.10.  TITLE TO PROPERTY; LEASES.

          The Company and its Subsidiaries have good and sufficient title to the properties that they own or purport to own and that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  LICENSES, PERMITS, ETC.

          Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known material conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.  COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions used to determine the actuarial accrued liability on an on-going funding basis in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by a Material amount. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that have not been paid, or if contingent, that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has been disclosed in the most recent audited consolidated financial statements of the Company and its Subsidiaries.

          (e) The execution and delivery of this Agreement and the issuance of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to purchase the Existing Notes now held by you.

5.13.  PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and the Other Purchasers, each of which has been offered the Notes at a private exchange for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

5.14.  USE OF PROCEEDS; MARGIN REGULATIONS.

          Allen applied the proceeds of the sale of the Existing Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Existing Notes were used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221 and 224), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Allen in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1.0% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U. For purposes of the foregoing, margin stock shall not include common stock of the Company held in its treasury.

5.15.  EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 2003, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary that is outstanding in an aggregate principal amount in excess of $5,000,000 and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that is outstanding in an aggregate principal amount in excess of $5,000,000 and that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
       Section 10.2.

5.16.  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the issuance of the Notes by the Company hereunder nor the use of the proceeds of Existing Notes by Allen violated or will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  STATUS UNDER CERTAIN STATUTES.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended by the ICC Termination Act, as amended, or the Federal Power Act, as amended.

5.18.  ENVIRONMENTAL MATTERS.

          Neither the Company nor any Subsidiary has knowledge of any liability or has received any notice of any liability, and no proceeding has been instituted asserting any liability against the Company or any of its Subsidiaries or any of their respective real properties now owned, leased or operated by any of them or other assets nor, to the knowledge of the Company or any Subsidiary, has any such proceeding been instituted against any of their respective real properties formerly owned, for damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

          (a) neither the Company nor any Subsidiary has knowledge of any facts that would give rise to any liability for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or, to the Company's or such Subsidiary's knowledge, formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Each of the representations in this Section 5 is made after giving effect to the consummation of the Merger and the discharge of the obligations of Allen under the Existing Allen Credit Agreement.

6.     REPRESENTATIONS OF THE PURCHASERS.

6.1.   PURCHASE FOR INVESTMENT.

          You represent that you are acquiring the Notes to be issued to you for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes to be issued to you have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.   SOURCE OF FUNDS.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") used by you to purchase the Existing Notes now held by you:

          (a) if you are an insurance company, the Source did not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) had any interest, other than a separate account that was maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (b) the Source was either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Allen in writing pursuant to Section 6.2(b) of the Existing Note Agreement, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constituted assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that were included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceeded 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption were satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owned a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to Allen in writing pursuant to
       Section 6.2(c) of the Existing Note Agreement; or

          (d)  the Source was a governmental plan; or

          (e) the Source was one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which was identified to Allen in writing pursuant to this Section 6.2(e) of the Existing Note Agreement; or

          (f) the Source did not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

          (g) the Source was an insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTE 95-60") and there was no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeded 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Purchaser.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.     INFORMATION AS TO COMPANY.

7.1.   FINANCIAL AND BUSINESS INFORMATION

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form l0-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) ANNUAL STATEMENTS -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such year,

       setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with such accountant's opinion, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer obtains actual knowledge of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
       Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the

       Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.   OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.5, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental
       Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.   INSPECTION.

          The Company will permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each

       Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing.

8.     PREPAYMENT OF THE NOTES.

8.1.   REQUIRED PREPAYMENTS.

          The Series 2003-B Notes are subject to required prepayment on November 14, 2003 and on each November 14 thereafter to and including November 14, 2006, on which dates the Company will prepay $7,833,333 principal amount (or such lesser principal amount as shall then be outstanding) of the Series 2003-B Notes, at par, without payment of the Make-Whole Amount or any premium. The Series 2003-A Notes and the Series 2003-C Notes are not subject to required prepayment.

8.2.   OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

          The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $2,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of the Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.   ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Each such partial prepayment pursuant to Section 8.2 shall be applied first to the payment due on such Notes at final maturity and thereafter to any required prepayments on such Notes, in inverse order of maturity.

8.4.   MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.   PURCHASE OF THE NOTES.

          The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of the Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.   MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the "PX1 Screen" on the Bloomberg Financial Market Service (or such other display as may replace the PX1 Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes in question, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.     AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1.   COMPLIANCE WITH LAW.

          The Company will, and will cause each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.   INSURANCE.

          The Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.   MAINTENANCE OF PROPERTIES.

          The Company will and will cause each Subsidiary to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.   PAYMENT OF TAXES AND CLAIMS.

          The Company will, and will cause each Subsidiary to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.   CORPORATE EXISTENCE, ETC.

          Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.3 and 10.4, the Company will at all times preserve and keep in full force and effect the corporate existence of each Subsidiary (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.   SUBSIDIARY GUARANTY AGREEMENTS.

          The Company covenants that if at any time any Subsidiary shall be subject to a Guaranty with respect to the Credit Agreement or any Domestic Subsidiary shall become a borrower under the Credit Agreement, then the Company will, at such time, cause (a) such Subsidiary to execute and deliver to the holders of the Notes a guarantee agreement, in form and substance satisfactory to the Required Holder(s) (a "GUARANTEE AGREEMENT"), under which such Subsidiary guaranties the due and punctual payment of the obligations of the Company under this Agreement and the Notes, together with resolutions of the board of directors of such Subsidiary authorizing the execution, delivery and performance of such Guarantee Agreement by such Subsidiary, certified by the Secretary or Assistant Secretary of such Subsidiary, certified copies of the articles of incorporation or by-laws of such Subsidiary, and an opinion of counsel, in form and substance satisfactory to the Required Holder(s), as to such matters with respect thereto as the Required Holder(s) may reasonably request, and (b) the Bank Lenders to execute and deliver to the holders of the Notes an intercreditor agreement between the Bank Lenders and the holders of the Notes relating to the pari passu sharing of any payments received from any such Subsidiary; provided, however, that the Company shall not be required to cause the documents described in clauses (a) and (b) of this Section 9.6 to be delivered so long as both (i) the only Subsidiary subject to a Guaranty with respect to the Credit Agreement is Andrew Amplifier and no Domestic Subsidiary shall be a borrower under the Credit Agreement, and (2) Consolidated Tangible Assets of Andrew Amplifier is less than $100,000,000. Nothing in this Section 9.6 shall be deemed a consent to Indebtedness not permitted under Section 10.1 of this Agreement.

10.    NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1.  CONSOLIDATED INDEBTEDNESS; INDEBTEDNESS OF SUBSIDIARIES.

          The Company will not permit:

          (a) Its Consolidated Net Worth to be at any time less than the (x) sum of (i) $964,284,000, PLUS (ii) 25% of its Consolidated Net Income for each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2003 (calculated without deduction for any net losses), PLUS (iii) 50% of the proceeds of any Equity Issuance occurring after the Allen Closing Date;

          (b) Its Consolidated Total Debt to EBITDA Ratio as of the end of any Fiscal Quarter to be greater than 3.0 to 1.0; or

          (c) Any Subsidiary to incur any Indebtedness if, after giving effect thereto and to the application of the proceeds therefrom, Priority Debt outstanding would exceed 20% of Consolidated Total Capitalization.

10.2.  LIENS.

          The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired (unless, concurrently with the incurrence, assumption or creation of such Lien, the Company makes, or causes to be made, effective provision whereby the Notes are equally and ratably secured by a Lien on the same property or assets), except:

          (a) Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in
       Schedule 10.2;

          (b) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

          (c) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use or value of the property or assets subject thereto;

          (d) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', warehousemen's, mechanics', materialmen's and other similar liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

          (e) any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;

          (f) Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary and Liens securing Indebtedness of the Company to a Subsidiary;

          (g) Liens (i) existing on property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction thereof to secure or provide for all or a portion of the purchase price or cost of construction of such property after the date of Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; PROVIDED that in the case of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Subsidiary and that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the cost of acquisition or construction of the property subject thereto;

          (h) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (a), (f) and (g), PROVIDED that (i) there is no increase in the principal amount or decrease in maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist; and

          (i) Additional Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (h) above, provided that, at the time of creation, assumption or incurrence thereof and immediately after giving effect thereto and to the application of the proceeds therefrom, Priority Debt outstanding does not exceed 20% of Consolidated Total Capitalization.

Notwithstanding the foregoing, no Lien securing any of the Company's obligations under the Credit Agreement shall be permitted under any of clauses (a) through
(i), above.

10.3.  SALE OF ASSETS.

          Except as permitted by Section 10.4, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a "DISPOSITION"), any assets, including capital stock of Subsidiaries, in one or more transactions, to any Person, other than (a) Dispositions in the ordinary course of business, (b) Dispositions by the Company to a Subsidiary or by a Subsidiary to the Company or another Subsidiary or (c) other Dispositions not otherwise permitted by this Section 10.3, provided that the aggregate net book value of all assets so disposed of in any fiscal year pursuant to this Section 10.3(c) does not exceed 15% of Consolidated Total Assets of the Company as of the end of the immediately preceding fiscal year. Notwithstanding the foregoing, the Company may, or may permit any Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (c) of the preceding sentence to the extent that
(x) such assets are leased back by the Company or any Subsidiary, as lessee, within 180 days of the Disposition thereof, or (y) the net proceeds from such Disposition are within one year of such Disposition (A) reinvested in productive assets by the Company or a Subsidiary consistent with Section 10.7 (and in no event in assets relating to a discontinued operation at the time of reinvestment) or (B) applied to the payment or prepayment of any outstanding Indebtedness of the Company or any Subsidiary that is not subordinated to the Notes. Any prepayment of Notes pursuant to this Section 10.3 shall be in accordance with Sections 8.2 and 8.3, without regard to the minimum prepayment requirements of Section 8.2.

10.4.  MERGERS, CONSOLIDATIONS, ETC.

          The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

          (a) The Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

               (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease of all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States, any State thereof (including the District of Columbia) or Canada or any province thereof, and, if the Company is not such corporation, such corporation (x) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (y) shall have caused to be delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

               (ii) the Subsidiaries of the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, could incur immediately thereafter $1.00 of additional Indebtedness without violating Section 10.1;

               (iii) immediately before and after giving effect to such transaction, no Default or Event of Default shall exist (and, for the purpose of Sections 10.1(a) and (b), such transaction shall be deemed to have occurred as of the last day of the Fiscal Quarter most recently ended); and

          (b) Any Subsidiary may (x) merge into the Company (provided that the Company is the surviving corporation) or another Subsidiary or (y) sell, transfer or lease all or any part of its assets to the Company or another Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 10.3 or, as a result of which, such Person becomes an Subsidiary; PROVIDED in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default (and, for the purpose of Sections 10.1(a) and (b), such transaction shall be deemed to have occurred as of the last day of the Fiscal Quarter most recently ended);

No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.4 from its liability under this Agreement or the Notes.

10.5.  DISPOSITION OF STOCK OF SUBSIDIARIES.

          The Company (i) will not permit any Subsidiary to issue its capital stock, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than the Company or another Subsidiary, and (ii) will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of a Subsidiary if such sale would be prohibited by Section 10.3. If a Subsidiary at any time ceases to be such as a result of a sale or issuance of its capital stock, any Liens on property of the Company or any other Subsidiary securing Indebtedness owed to such Subsidiary, which is not contemporaneously repaid, together with such Indebtedness, shall be deemed to have been incurred by the Company or such other Subsidiary, as the case may be, at the time such Subsidiary ceases to be a Subsidiary.

10.6.  [INTENTIONALLY OMITTED]

10.7.  NATURE OF BUSINESS.

          The Company will not, and will not permit any Subsidiary to, engage in any business if; as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the Closing Date. As of the date of this Agreement, the Company and its Subsidiaries manufacture and sell wireless telecommunications equipment, products and services as described in the Memorandum.

10.8.  TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.    EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.8; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) beyond any period of grace provided with respect thereto or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness that is outstanding in an aggregate principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) are rendered against one or more of the Company and its Material Subsidiaries, which judgments are not, within 60 days after entry thereof; bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

       (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or
       (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
       (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC.

12.1.  ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause
       (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 33% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
       Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof; or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 68% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof; and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note established for such series. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.  REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another Institutional Investor holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense shall execute and deliver, in lieu thereof; a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    PAYMENTS ON THE NOTES.

14.1.  PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America National Trust & Savings Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.    EXPENSES, ETC.

15.1.  TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) if you acquired your Existing Notes for at least par and your adjusted tax basis in the Existing Notes is equal to the price paid, excluding any amount paid for accrued but unpaid interest and reduced by any principal payments received, any and all tax liability under the Code resulting from the assumption by the Company and surrender of the Existing Notes and the issuance of the Notes in exchange therefor pursuant to this Agreement, excluding any tax liability arising from the receipt of the amendment fee, and (c) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.  SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.    AMENDMENT AND WAIVER

17.1.  REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof; or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.  SOLICITATION OF HOLDERS OF THE NOTES.

          (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of the Notes.

          (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of the Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of the Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" or "THE AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.    NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the General Counsel or Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.    REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.    CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified (in writing with respect to Confidential Information delivered subsequent to the date of Closing) when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.    [INTENTIONALLY OMITTED].

22.    MISCELLANEOUS.

22.1.  SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.  SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.  CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof; each signed by less than all, but together signed by all, of the parties hereto.

22.6.  GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

22.7.  AMENDMENT AND RESTATEMENT OF EXISTING NOTE AGREEMENT, CONSENT AND
       RELEASE.

          Upon satisfaction (or waiver in writing by each Purchaser) of the conditions specified in Section 4 hereof, (a) the Existing Note Agreement shall be amended and restated in its entirety to read as set forth in this Agreement,
(b) the Purchasers consent to the assumption by the Company of the Existing Notes and the Existing Note Agreement as provided in Section 1 hereof and (c) the Purchasers release Allen from all obligations under the Existing Note Agreement and the Existing Notes.

                                    * * * * *


                          [SIGNATURE BLOCKS TO FOLLOW]

                                      ANDREW CORPORATION

                                      By:     Ralph E. Faison
                                      Title:  President & CEO


                                      ALLEN TELECOM, INC.

                                      By:     Roger Schroet
                                      Title:  Treasurer

The foregoing is agreed
to as of the date thereof:


GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY

By:      James G. Lowery
Title:   Assistant Vice President


By:      Tad Anderson
Title:   Manager - Investments

FARM BUREAU LIFE INSURANCE
COMPANY OF MICHIGAN

By:      Steven R. Harkness
Title:   Senior Portfolio Manager


FARM BUREAU MUTUAL INSURANCE
COMPANY OF MICHIGAN

By:      Steven R. Harkness
Title:   Senior Portfolio Manager


FARM BUREAU GENERAL INSURANCE
COMPANY OF MICHIGAN

By:      Steven R. Harkness
Title:   Senior Portfolio Manager


LONDON LIFE AND GENERAL
REINSURANCE COMPANY LIMITED

By:      Orchard Capital Management, LLC, as Investment Advisor

By:      Mark Corbett
Title:   Manager and Vice President


By:      Cathe Tocher
Title:   Authorized Signatory

AMERICAN FAMILY LIFE INSURANCE
COMPANY

By:      Phillip Hannifan
Title:   Investment Director


CONNECTICUT GENERAL LIFE
INSURANCE COMPANY

By CIGNA Investments, Inc. (authorized agent)


By:      Debra J. Height
Title:   Managing Director


PAN-AMERICAN LIFE INSURANCE
COMPANY


By:      Luis I. Ingles, Jr.
Title:   Senior Vice President, Investments


THE GUARDIAN LIFE INSURANCE
COMPANY OF AMERICA


By:      Ellen I. Whittaker
Title:   Director

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                              --------------------------------------------------------
Name of Purchaser                               Series 2003-A      Series 2003-B        Series 2003-C
-----------------                               -------------      -------------        -------------
GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY                                                  $14,333,333.34

Great-West Life & Annuity Insurance Company
   3rd Floor, Tower 2
   8515 East Orchard Road
   Greenwood Village, Colorado  80111

PAYMENTS OF PRINCIPAL AND INTEREST

WIRE INSTRUCTIONS:

ABA #021-000-018 BKofNYC/CTR/BBK=IOC566
P&I Department - GWL #640935

   Special Instructions: 1) security description (PPN #),
                         2) allocation of payment between principal and
                            interest, and
                         3) confirmation of principal balance.


NOTICE OF SUCH PAYMENTS

The Bank of New York
   Institutional Custody Department, 14th Floor
   One Wall Street
   New York, New York  10286

   Telecopier:  212.635.8844


NOTICE FOR OTHER COMMUNICATIONS / FINANCIAL STATEMENTS, TRUSTEE REPORTS, ETC.

Great-West Life & Annuity Insurance Company
   8515 East Orchard Road, 3T2
   Greenwood Village, Colorado  80111
   Attention:  Corporate Finance Investments

   Telecopier:  303.737.6193

                                        1
                                   Schedule A

PHYSICAL DELIVERY OF SECURITIES - NEW ISSUE

The Bank of New York
   3rd Floor, Window A
   One Wall Street
   New York, New York  10286
   Attention:  Receive/Deliver Department - GWL # 640935

Tax Identification Number: 84-0467907

                                        2
                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                                ------------------------------------------------------
Name of Purchaser                               Series 2003-A      Series 2003-B        Series 2003-C
-----------------                               -------------      -------------        --------------
GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY                                                  $2,333,333.48

Great-West Life & Annuity Insurance Company
   3rd Floor, Tower 2
   8515 East Orchard Road
   Greenwood Village, Colorado  80111

PAYMENTS OF PRINCIPAL AND INTEREST

WIRE INSTRUCTIONS:

ABA #021-000-018 BKofNYC/CTR/BBK=IOC566
P & I Dept./Guaranteed Period Fund MVA/640939

   Special Instructions: 1) security description (PPN #),
                         2) allocation of payment between principal and
                            interest, and
                         3) confirmation of principal balance.


NOTICE OF SUCH PAYMENTS

The Bank of New York
   Attn:  GWL&A Administrator
   Institutional Custody Department, 14th Floor
   One Wall Street
   New York, New York  10286

   Telecopier:  212.635.8844


NOTICE FOR OTHER COMMUNICATIONS / FINANCIAL STATEMENTS, TRUSTEE REPORTS, ETC.

Great-West Life & Annuity Insurance Company
   8515 East Orchard Road, 3T2
   Greenwood Village, Colorado  80111
   Attention:  Corporate Finance Investments

                                        3
                                   Schedule A

   Facsimile:  303.737.6193


PHYSICAL DELIVERY OF SECURITIES - NEW ISSUE

The Bank of New York
   3rd Floor, Window A
   Attn: Receive/Deliver Department - GWL #640939
   One Wall Street
   New York, New York  10286


Tax Identification Number: 84-0467907

                                        4
                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                                -------------------------------------------------------
Name of Purchaser                               Series 2003-A      Series 2003-B          Series 2003-C
-----------------                               -------------      -------------          -------------
GREAT-WEST LIFE & ANNUITY                                                                   $9,000,000
INSURANCE COMPANY

Great-West Life & Annuity Insurance Company
   3rd Floor, Tower 2
   8515 East Orchard Road
   Greenwood Village, Colorado  80111

PAYMENTS OF PRINCIPAL AND INTEREST

WIRE INSTRUCTIONS:

ABA #021-000-018 BKofNYC/CTR/BBK=IOC566
P&I Department - GWL #640935

   Special Instructions: 1) security description (PPN #),
                         2) allocation of payment between principal and
                            interest, and
                         3) confirmation of principal balance.


NOTICE OF SUCH PAYMENTS

The Bank of New York
   Institutional Custody Department, 14th Floor
   One Wall Street
   New York, New York  10286

   Telecopier:  212.635.8844


NOTICE FOR OTHER COMMUNICATIONS / FINANCIAL STATEMENTS, TRUSTEE REPORTS, ETC.
-----------------------------------------------------------------------------

Great-West Life & Annuity Insurance Company
   8515 East Orchard Road, 3T2
   Greenwood Village, Colorado  80111
   Attention:  Corporate Finance Investments

   Telecopier:  303.737.6193

                                        5
                                   Schedule A

PHYSICAL DELIVERY OF SECURITIES - NEW ISSUE

The Bank of New York
   3rd Floor, Window A
   One Wall Street
   New York, New York  10286
   Attention:  Receive/Deliver Department - GWL # 640935


Tax Identification Number: 84-0467907

                                        6
                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                                ---------------------------------------------------- -
Name of Purchaser                               Series 2003-A      Series 2003-B          Series 2003-C
-----------------                               -------------      -------------          -------------
FARM BUREAU LIFE INSURANCE                                         $3,000,000
COMPANY OF MICHIGAN

(1)      Wire Instructions for Income:

               Comerica Bank
               ABA #072000096
               Credit Trust Operations
               Fixed Income Unit
               Acct. # 21585-98530
               (Security Name)
               (Principal ________ Interest______)


(2)      Address to Use for Any Notices:

               Farm Bureau Life Insurance Company of Michigan
               Attn: Steven R. Harkness - Investment Division
               P.O. Box 30400
               Lansing, Michigan 48909

               Overnight Address:
               7373 W. Saginaw
               Lansing, Michigan 48917
               Phone: (517) 323-6670
               Fax: (517) 323-6554

               With Copies to:

               Comerica Bank
               Trust Operations
               P.O. Box 75000
               Detroit, MI 48275-3454

               And

                                        7
                                   Schedule A

               Great-West Life & Annuity Insurance Company
               3rd Floor, Tower 2
               89515 East Orchard Road
               Greenwood Village, Colorado 80111
               Attn: Corporate Finance Investments

(3)      Delivery Instructions for the Securities:

               Comerica Bank
               411 West Lafayette
               Detroit, MI 48226
               Attn: Daniel J. Molnar - MC3462


Tax Identification Number: 38-6056370

                                        8
                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                                -------------------------------------------------------
Name of Purchaser                               Series 2003-A      Series 2003-B          Series 2003-C
-----------------                               --------------     -------------          -------------
FARM BUREAU MUTUAL                                                 $1,000,000
INSURANCE COMPANY OF
MICHIGAN

(1)      Wire Instructions for Income:

               Comerica Bank
               ABA #072000096
               Credit Trust Operations
               Fixed Income Unit
               Acct. # 21585-98530
               (Security Name)
               (Principal ________  Interest______)


(2)      Address to Use for Any Notices:

               Farm Bureau Mutual Insurance Company of Michigan
               c/o Farm Bureau Life Insurance Company of Michigan
               Attn: Steven R. Harkness - Investment Division
               P.O. Box 30400
               Lansing, Michigan  48909

               Overnight Address:
               7373 W. Saginaw
               Lansing, Michigan  48917
               Phone: (517) 323-6670
               Fax: (517) 323-6554

               With Copies to:

               Comerica Bank
               Trust Operations
               P.O. Box 75000
               Detroit, MI  48275-3454

               And

                                        9
                                   Schedule A

               Great-West Life & Annuity Insurance Company
               3rd Floor, Tower 2
               89515 East Orchard Road
               Greenwood Village, Colorado 80111
               Attn: Corporate Finance Investments

(3)      Delivery Instructions for the Securities:

               Comerica Bank
               411 West Lafayette
               Detroit, MI 48226
               Attn: Daniel J. Molnar - MC3462


Tax Identification Number: 38-1316179

                                       10
                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                                -------------------------------------------------------
Name of Purchaser                               Series 2003-A      Series 2003-B          Series 2003-C
-----------------                               --------------     --------------         -------------
FARM BUREAU GENERAL                                                $1,000,000
INSURANCE COMPANY OF
MICHIGAN

(1)      Wire Instructions for Income:

               Comerica Bank
               ABA #072000096
               Credit Trust Operations
               Fixed Income Unit
               Acct. # 21585-98530
               (Security Name)
               (Principal ________  Interest______)


(2)      Address to Use for Any Notices:

               Farm Bureau General Insurance Company of Michigan
               c/o Farm Bureau Life Insurance Company of Michigan
               Attn: Steven R. Harkness - Investment Division
               P.O. Box 30400
               Lansing, Michigan  48909

               Overnight Address:
               7373 W. Saginaw
               Lansing, Michigan  48917
               Phone: (517) 323-6670
               Fax: (517) 323-6554

               With Copies to:

               Comerica Bank
               Trust Operations
               P.O. Box 75000
               Detroit, MI  48275-3454

          And

                                       11
                                   Schedule A

               Great-West Life & Annuity Insurance Company
               3rd Floor, Tower 2
               89515 East Orchard Road
               Greenwood Village, Colorado 80111
               Attn: Corporate Finance Investments

(3)      Delivery Instructions for the Securities:

               Comerica Bank
               411 West Lafayette
               Detroit, MI 48226
               Attn: Daniel J. Molnar - MC3462


Tax Identification Number: 38-6056228

                                       12
                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                                -------------------------------------------------------
Name of Purchaser                               Series 2003-A      Series 2003-B          Series 2003-C
-----------------                               -------------      -------------          -------------
LONDON LIFE AND GENERAL                                            $5,000,000
REINSURANCE COMPANY LIMITED

(1) All payments by wire transfer of immediately available federal funds to:

               ABA #072000096 Comerica Bank/a/c 21585-98546
               FBO LLGRC Capital & Surplus/02-01-100-0734934


         Special Instructions:

               (a)     security description (PPN #),
               (b)     allocation of payment between principal and interest, and
               (c)     confirmation of principal balance.

(2)      All notices of payments:

               Comerica Bank
               P.O. Box 75000
               Detroit, MI  48275-3462
               Attn: Genevieve Cobbs
               Private Placements Income
               Telephone: (313) 222-4736
               Facsimile:  (312) 222-7041


(3)      All other communications, financial statements, trustee reports, etc.:

               London Life and General Reinsurance Company Limited c/o Orchard Capital Management, LLC

               8515 East Orchard Road, 3T2
               Greenwood Village, Colorado  80111
               Attention: Corporate Finance Investments
               Facsimile: (303) 737-6193

                                       13
                                   Schedule A

(4)      Address for delivery of Notes - new issue:

               Comerica Bank
               411 West Lafayette
               Detroit, MI  48226-3401
               Trust Asset Control
               Attn: Judy Colling
               Telephone: (313) 222-0280

Tax Identification Number: 98-0356779

                                       14
                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                                ------------------------------------------------------
Name of Purchaser                               Series 2003-A      Series 2003-B          Series 2003-C
-----------------                               -------------      -------------          -------------
AMERICAN FAMILY LIFE                                               $5,833,333.38
INSURANCE COMPANY

Nominee Name in which Notes are to be issued: BAND & Co.

(1) All payments by wire transfer of immediately available federal funds to:

               US Bank Milwaukee, N.A.
               ABA #075000022
               For Credit to Account #112-950-027
               For Further Credit to Account 000018012500 for AFLIC-Traditional Portfolio
               Attn:   Nicole Mullins (414) 287-3865
               Credit for CUSIP #___________

         Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate and final maturity date) of the Notes, the due date, and application among principal and interest of the payment being made.

(2) All notices of payments and written confirmations of such wire transfers:

               American Family Life Insurance Company
               6000 American Parkway
               Madison, WI 53783-0001
               Attn:   Investment Division - Private Placements

(3)      All other communications:

               American Family Life Insurance Company
               6000 American Parkway
               Madison, WI 53783-0001
               Attn:   Investment Division - Private Placements

                                       15
                                   Schedule A

(4)      Address for delivery of Notes:

               US Bank Milwaukee, N.A.
               Attn: Nicole Mullins (MK-LC-1E)
               Trust Officer, Account Manager
               777 E. Wisconsin Ave.
               Milwaukee, WI 53202
               Attn:   Business Custody

               with a copies to:

               American Family Life Insurance Company
               6000 American Parkway
               Madison, WI 53783-0001
               Attn:   Investment Division - Private Placements

Tax Identification Number: 39-6040365

                                       16
                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                                -------------------------------------------------------
Name of Purchaser                               Series 2003-A      Series 2003-B          Series 2003-C
-----------------                               -------------      -------------          -------------
CONNECTICUT GENERAL LIFE

INSURANCE COMPANY                               $1,000,000.00
                                                   833,333.34
                                                   366,666.66
                                                   346,666.66
                                                   333,333.34
                                                   120,000.00

Nominee Name in which Notes are to be issued: CIG & Co.

(1) All payments by Federal Funds wire transfer of immediately available funds to:

               J.P.Morgan Chase Bank
               BNF=CIGNA Private Placements/AC=9009001802
               ABA# 021000021

         with the following accompanying information:

               OBI=[name of company; description of security; interest rate; maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone]

(2)      Notices related to payments:

               CIG & Co.
               c/o CIGNA Investments, Inc.
               Attention:  Securities Processing - H05P
               280 Trumbull Street
               Hartford, CT 06103

               CIG& Co.
               c/o CIGNA Retirement & Investment Services
               Attention: Private and Alternative Investments, H16B 280 Trumbull Street
               Hartford, CT 06103
               Fax: (860) 534-7203

                                       17
                                   Schedule A
         with a copy to:

               J.P.Morgan Chase Bank
               Private Placement Servicing
               P.O. Box 35308
               Bowling Green Station
               Newark, NJ 07101
               Attention:   CIGNA Private Placements
                            Funds Clearance #8008

               Fax: (469) 477-1904

(3)      All other communications:

               CIG & Co.
               c/o CIGNA Retirement & Investment Services
               Attention: Private and Alternative Investments, H16B 280 Trumbull Street
               Hartford, CT 06103
               Fax: (860) 534-7203

Tax Identification Number: 13-3574027 (for CIG & Co.)

                                       18
                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                                -------------------------------------------------------
Name of Purchaser                               Series 2003-A      Series 2003-B          Series 2003-C
-----------------                               -------------      -------------          -------------
PAN-AMERICAN LIFE INSURANCE                                        $4,166,666.70
COMPANY

(1) All payments by wires transfer of immediately available federal funds to:

               PAN-AMERICAN LIFE INSURANCE COMPANY
               Account #5520110029496
               Bank One, Louisiana, NA
               ABA #065400137
               201 St. Charles Avenue
               New Orleans, LA 70170

         identifying the issue by PPN and description of security, and providing complete details, including breakdown of interest and principal.

(2) All notices of payments and written confirmations of such wire transfers:

               Pan-American Life Insurance Company
               Attn:   Bond & Stock Accounting - 28th Floor
               601 Poydras Street
               New Orleans, LA 70130
               Fax:    (504) 566-3459

(3)      All other communications:

               Pan-American Life Insurance Company
               Attn:   Investment Department - 28th Floor
               601 Poydras Street
               New Orleans, LA 70130

(4)      Address for delivery of Notes:

               Pan-American Life Insurance Company
               Attn:   Marylyn Andree - 28th Floor
               601 Poydras Street
               New Orleans, LA 70130

Tax Identification Number: 72-0281240

                                       19
                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                              Principal Amount of
                                                              Notes to be Received
                                                ----------------------- --------------------- ---------
Name of Purchaser                               Series 2003-A      Series 2003-B          Series 2003-C
-----------------                               -------------      -------------          -------------
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA                        $2,500,000

(1) All payments by wire transfer of immediately available federal funds to:

               JPMorgan Chase
               FED ABA #021000021
               Chase/NYC/CTR/BNF
               A/C 900-9-000200
               Reference A/C #G05978, Guardian Life

         with sufficient information (including issuer, PPN, interest rate, maturity and whether payment is of principal, premium or interest) to identify the sources and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

               The Guardian Life Insurance Company of America
               Attention:  Investment Accounting Dept. 17-B
               7 Hanover Square
               New York, NY  10004-2616
               Facsimile:  (212) 919-2906


(3)      All other communications:

               The Guardian Life Insurance Company of America
               c/o Berkshire Life Insurance Company of America
               700 South Street
               Pittsfield, MA 01201-8285
               Attn: Ellen Whittaker
               Facsimile:  (413) 442-9763


Taxpayer Identification Number:  13-5123390

                                       20
                                   Schedule A

                                                                      Schedule B

                                  DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "ADJUSTED CONSOLIDATED NET WORTH" means, as of any date, consolidated stockholders' equity of the Company and its Subsidiaries on such date, determined in accordance with GAAP, less the amount by which outstanding Restricted Investments on such date exceed 20% of the sum on such date of Consolidated Indebtedness and consolidated stockholders equity of the Company and its Subsidiaries determined in accordance with GAAP.

          "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 20% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 20% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "ALLEN TELECOM" is defined in the first paragraph of this Agreement.

          "ALLEN CLOSING DATE" means the date on which all conditions precedent to the Merger have been satisfied and the Merger has been consummated pursuant to the Merger Agreement.

          "ACQUISITION SUB" is defined in the Introduction to this Agreement.

          "ANDREW AMPLIFIERS" means Andrew Amplifiers, Inc., a Delaware corporation.

          "BANK LENDERS" means the lenders parties to the Credit Agreement.

          "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York City are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CLOSING" is defined in Section 3.

                                       1
                                   Schedule B

          "CLOSING DATE" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMPANY" means Andrew Corporation, a Delaware corporation.

          "CONFIDENTIAL INFORMATION" is defined in Section 20.

          "CONSOLIDATED INDEBTEDNESS" means, as of any date, Indebtedness of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED EBITDA" means, with respect to any Person for any period of determination, Consolidated Operating Income of such Person for such period, plus, without duplication and to the extent deducted in determining Consolidated Operating Income, (i) depreciation, (ii) amortization and (iii) interest income of such Person and its consolidated Subsidiaries and, in the case of the Company, all non-cash restructuring charges incurred in connection with the Merger for such period and, with respect to Allen from and after the Allen Closing Date, if the applicable period of determination includes any period of time prior to the Allen Closing Date, Consolidated EBITDA of the Company shall be calculated by adding to Consolidated Operating Income of the Company the depreciation, amortization and interest income of Allen for such period of time prior to the Allen Closing Date as is included in the applicable period of determination, all as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the net income of such Person and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET WORTH" means, with respect to any Person at any date of determination thereof, the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of such Person and its consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED OPERATING INCOME" means, with respect to any Person for any period of determination, the operating income of such Person and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, and with respect to Allen from and after the Allen Closing Date, if the applicable period of determination includes any period of time prior to the Allen Closing Date, Consolidated Operating Income of the Company shall include the operating income of Allen Telecom for such period of time prior to the Allen Closing Date as is included in the applicable period of determination, all as determined in accordance with GAAP.

          "CONSOLIDATED TOTAL DEBT" means, with respect to any Person at any date of determination thereof, the aggregate amount of those items of Indebtedness of such Person and

                                       2
                                   Schedule B
its consolidated Subsidiaries included in clauses (a), (b), (c), (e), (f) and
(g) of the definition of "Indebtedness" determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL DEBT TO EBITDA RATIO" means, with respect to any Person at any date of determination thereof, the ratio of (i) Consolidated Total Debt of such Person, to (ii) Consolidated EBITDA of such Person for the four immediately preceding Fiscal Quarters.

          "CONSOLIDATED TANGIBLE ASSETS" means, with respect to any Person at any date of determination thereof, (i) Consolidated Total Assets of such Person on that date, less (ii) all assets of such Person and its consolidated Subsidiaries as are properly classified as intangible assets in accordance with GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

          "CONSOLIDATED TOTAL ASSETS" means, with respect to any Person as of any date, the assets and properties of such Person and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL CAPITALIZATION" means, as of any date, the sum of Consolidated Indebtedness and Adjusted Consolidated Net Worth as of such date.

          "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of December 19, 2002, among the Company, Designated Subsidiaries of the Company, the Bank Lenders, Bank of America, N.A., as the Administrative Agent, Swing Line Lender and L/C Issuer, LaSalle Bank National Association, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Banc of America Securities LLC, as sole Lead Arranger and Sole Bank Manager, as amended, supplemented, restated or otherwise modified from time to time, and any agreement refinancing or replacing the Credit Agreement.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Bank of America National Trust & Savings Association in Chicago, Illinois as its "base" or "prime" rate.

          "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States or any State thereof (including the District of Columbia).

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                                       3
                                   Schedule B

          "EQUITY INTERESTS" means (a) with respect to a corporation, shares of the capital stock of such corporation and (b) with respect to a partnership, limited liability company or other persons, partnership, limited liability or other equity interests in such Person.

          "EQUITY ISSUANCE" means any issuance and sale by the Company or by any Subsidiary to a Person other than the Company or any Subsidiary, of any Equity Interests of the Company or any Subsidiary or any Rights in respect thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXISTING ALLEN CREDIT AGREEMENT" means the Credit Agreement, dated as of December 31, 1998, among Allen, the financial institutions named as lenders therein, and Key Bank National Association, as Administrative Agent, as amended.

          "EXISTING NOTES" is defined in the Introduction to this Agreement.

          "EXISTING NOTE AGREEMENT" is defined in the Introduction to this Agreement.

          "FISCAL QUARTER" means any quarter of a Fiscal Year.

          "FISCAL YEAR" means any period of twelve consecutive calendar months ending on September 30th; references to a Fiscal Year with a number corresponding to any calendar year (E.G. the "2003 Fiscal Year") refer to the Fiscal Year ending on the September 30th occurring during such calendar year.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY" MEANS

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                                        4
                                   Schedule B

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of; or pertaining to, any such government.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HEDGING OBLIGATIONS" mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                                        5
                                   Schedule B

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capital Leases;

          (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e)  net liabilities of such Person under all Hedging Obligations;

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (g)  all Guaranties of such Person in respect of any of the foregoing.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness of the Company or a Subsidiary shall not include Indebtedness of the Company to a Subsidiary or Indebtedness of a Subsidiary to the Company or to another Subsidiary.

          "INSTITUTIONAL INVESTOR" means (a) any Purchaser, (b) any holder of a Note holding more than $2,000,000 in aggregate principal amount of the Notes, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "INVESTMENTS" means all investments made, in cash or by delivery of property, directly or indirectly, by any Person, in any other Person or property, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                                        6
                                   Schedule B

          "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Series 2003 Notes, or
(c) the validity or enforceability of this Agreement or the Series 2003 Notes.

          "MATERIAL SUBSIDIARY" means, as of the date of determination, any Subsidiary the assets or revenues of which account for more than 5% of Consolidated Total Assets of the Company at the end of the most recently ended fiscal period or more than 5% of the consolidated revenues of the Company and its Subsidiaries for the most recently completed four fiscal quarters.

          "MEMORANDUM" is defined in Section 5.3.

          "MERGER" is defined in the Introduction to this Agreement.

          "MERGER AGREEMENT" is defined in the Introduction to this Agreement.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NOTES" is defined in Section 2.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "OTHER PURCHASERS" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                                       7
                                   Schedule B

          "PRIORITY DEBT" means, as of any date, the sum (without duplication) of (a) Indebtedness of Subsidiaries on such date and (b) Indebtedness of the Company and its Subsidiaries secured by Liens permitted by Section 10.2(i) on such date.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "PURCHASER" means each Person listed in Schedule A.

          "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

          "RESTRICTED INVESTMENTS" means all Investments of the Company and its Subsidiaries, other than:

          (a) property or assets to be used or consumed in the ordinary course of business;

          (b) assets arising from the sale of goods or services in the ordinary course of business;

          (c) Investments in Subsidiaries or in any Person that, as a result thereof, becomes a Subsidiary;

          (d) Investments existing as of the date of this Agreement that are listed in the attached Schedule B-l;

          (e)  Investments in treasury stock;

          (f)  Investments in:

               (i) obligations, maturing within five years from the date of acquisition, of or fully guaranteed by (A) the United States of America or an agency thereof or (B) Canada or a province thereof;

               (ii) state or municipal securities (including auction rate floaters and variable rate demand Notes), having an effective maturity within one year from the date of acquisition, which are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

                                       8
                                   Schedule B

               (iii) certificates of deposit or banker's acceptances maturing within one year from the date of acquisition of or issued by Bank of America National Trust & Savings Association or other commercial banks whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

               (iv) commercial paper maturing within 270 days from the date of issuance which, at the time of acquisition, is rated in one of the top two rating classifications by at least one credit rating agency of recognized national standing;

               (v) repurchase agreements, having a term of not more than 90 days and fully collateralized with obligations of the type described in clause (i), with a bank satisfying the requirements of clause
          (iii);

               (vi) money market instrument programs that are properly classified as current assets in accordance with GAAP; and

               (vii) loans or advances not in excess of .5% of Adjusted Consolidated Net Worth made in the ordinary course of business to officers, directors and employees for incidental expenses;

For purposes of this Agreement, an Investment shall be valued in accordance with GAAP.

          "RIGHTS" means, with respect to any Person, warrants, options or other rights to acquire Equity Interests in such Person.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "SERIES 1997 NOTES" is defined in the Introduction to this Agreement.

          "SERIES 1997-A NOTES" is defined in the Introduction to this Agreement.

          "SERIES 1997-B NOTES" is defined in the Introduction to this Agreement.

          "SERIES 1997-C NOTES" is defined in the Introduction to this Agreement.

          "SERIES 2003 NOTES" is defined in Section 2.

          "SERIES 2003-ANOTES" is defined in Section 2.

          "SERIES 2003-B NOTES" is defined in Section 2.

          "SERIES 2003-C NOTES" is defined in Section 2.

                                        9
                                   Schedule B

          "SOURCE" is defined in Section 6.2

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "THIS AGREEMENT" or "THE AGREEMENT" is defined in Section 17.3.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company other Wholly-Owned Subsidiaries at such time.

                                       10
                                   Schedule B

                                                                    SCHEDULE B-L

                             OUTSTANDING INVESTMENTS

None


                                  Schedule B-1

                                                                    SCHEDULE 4.9

                         CHANGES IN CORPORATE STRUCTURE

None


                                  Schedule 4.9

                                                                    SCHEDULE 5.3

                              DISCLOSURE MATERIALS

Joint Proxy Statement/Prospectus dated June 10, 2003 of Andrew Corporation and Allen Telecom, Inc.


                                   Schedule 5.3

                                                                    SCHEDULE 5.4
                         ANDREW CORPORATION SUBSIDIARIES
                        AND OWNERSHIP OF SUBSIDIARY STOCK

The following is a list of the subsidiaries of Andrew Corporation and indented, subsidiaries of such subsidiaries, including in each case the state or other jurisdiction in which each subsidiary was incorporated or organized, and indicating in each case the percentage of voting securities owned by the immediate parent.

                              DOMESTIC SUBSIDIARIES

                                                           JURISDICTION OF
                 NAME OF SUBSIDIARY                         INCORPORATION                     STOCK OWNERSHIP
----------------------------------------------------   --------------------------------   -------------------------
Andrew International Corporation                       State of Illinois                            100%

Andrew Amplifiers Inc.                                 State of Delaware                            100%

Andrew Systems Inc.                                    State of Delaware                            100%

Andrew Passive Power Products Inc.                     State of Delaware                            100%

Andrew International Holding Corporation               State of Delaware                            100%

Andrew International Corporation                       State of Delaware                            100%

Andrew Data Corporation                                State of Delaware                            100%

Andrew KMW Systems Inc. (to be dissolved)              State of Delaware                            100%

Andrew Financial Services Corporation                  State of Delaware                            100%

Andrew International Services Corporation              State of Illinois                            100%

Andrew Structures Corporation                          State of Oklahoma                            100%

Andrew Government Products Inc.                        State of Texas                               100%

Andrew Corporation (Wyoming)                           State of Wyoming                             100%

Andrew Distributed Systems Inc.                        State of Delaware                            100%

Andrew Kintec Inc.                                     State of Florida                             100%

Andrew New Zealand Inc.                                State of Delaware                            100%

Adirondacks LLC                                        State of Delaware                            100%

The Allen Group International, Inc.                    State of Delaware                            100%

Antenna Specialists Co., Inc.                          State of Delaware                            100%

Allen Telecom Investments, Inc.                        State of Delaware                            100%

ATI International, Inc.                                State of Delaware                            100%

Comsearch Holdings Inc.                                State of Delaware                            100%

Geometrix911, Inc.                                     State of Delaware                            100%

Orion Far East Management Inc. (1)                     State of Delaware                            100%

                                  Schedule 5.4

                              FOREIGN SUBSIDIARIES

                                                                 JURISDICTION OF
        NAME OF SUBSIDIARY                                        INCORPORATION                  STOCK OWNERSHIP
----------------------------------------------------   --------------------------------   -------------------------
  Andrew Foreign Sales Corporation                       Barbados                                     100%

  Andrew do Brazil, Ltda.                                Brazil                                       100%

  Andrew Installacoes e Servicos Ltda.                   Brazil                                       100%

  Andrew Canada Inc.                                     Canada                                       100%

  Andrew Cayman Islands Ltd.                             Cayman Islands                               100%

  Andrew Telecommunications (China) Co. Ltd.             China                                        100%

  Andrew Telecommunications s.r.o.(ACZ)                  Czech Republic                               100%

  Andrew Communications OY                               Finland                                      100%

  Andrew S.A.R.L.                                        France                                       100%

  Andrew GmbH                                            Germany                                      100%

  Andrew Telecommunications India Pvt. Ltd.              India                                        100%

  Andrew S.R.L.                                          Italy                                        100%

  Andrew Japan K.K.                                      Japan                                        100%

  Andrew Telecommunications (Malaysia) Sdn. Bhd.         Malaysia                                     100%

  Andrew Corporation Mauritius                           Mauritius                                    100%

  Andrew Corporation (Mexico) S.A. de C.V.               Mexico                                       100%

  Andrew Antenas deReynosa,S. deR.L. deC.V. (Reynosa)    Mexico                                       100%

  Andrew Manufacturas de Mexico, S.deR.L.deC.V.          Mexico                                       100%
  (Nogales)

  Andrew Holdings Mexicana S.A. de C.V.                  Mexico                                       100%

  Distribudora Andrew S.A. de C.V.                       Mexico                                       100%

  Andrew Wireless Products B.V.                          Netherlands                                  100%

  Andrew (Philippines) Inc.                              Philippines                                  100%

  Andrew AO                                              Russia                                       100%

  Andrew Systems LLC                                     Russia                                       100%

  Andrew Telecommunications (Singapore) Pte. Ltd.        Singapore                                    100%

  Andrew Satcom Africa (Pty.) Ltd.                       South Africa                                 100%

  Satcom Installation Services (Pty.) Ltd.               South Africa                                 100%

  Systems Design (Pty) Ltd.                              South Africa                                 40%

  Andrew Espana, S.A.                                    Spain                                        100%

  Andrew AB                                              Sweden                                       100%

  Andrew AG                                              Switzerland                                  100%

  Andrew Kommunikationssysteme AG                        Switzerland                                  100%

  Quasar Technology Ltd.                                 United Kingdom                               100%

  Quasar Microwave Technology Limited                    United Kingdom                               100%

     The Allen Group Canada Limited                        Ontario, Canada                              100%

     Placo                                                 Switzerland                                  100%

     Mikom Italia                                          Italy                                        100%

     Herkules Vierte Verwaltungs G.m.b.H.                  Germany                                      100%

     Mikom France                                          France                                       100%

                                  Schedule 5.4

                                                                JURISDICTION OF
           NAME OF SUBSIDIARY                                    INCORPORATION                STOCK OWNERSHIP
----------------------------------------------------   --------------------------------   -------------------------
   Decibel Mobilcom GmbH                                  Germany                                      100%

   Mikom G.m.b.H.                                         Germany                                      100%

   Mikom Vertriebs und Service GmbH (8)                   Austria                                      100%

   Mikom Slovakia, s.r.o.                                 Slovakia                                      60%

   Mitras Ltd.                                            Hungary                                      100%

   C-com, spol. s.r.o.                                    Czechoslovakia                                80%

   Allen Telecom Canada, Inc.                             Ontario                                      100%

   Allen Telecom Civil Law Partnership GbR(2)             Germany                                      100%

   Allen Telecom (France) S.A. (3)                        France                                       100%

   Telia S.A. (4)                                         France                                       100%

   Allen Telecom Group Limited (1)                        U.K.                                         100%

   Allen Telecom (Holdings) Pty Limited                   Australia                                    100%

   Allen Telecom (Australia) Pty Limited (5)              Australia                                    100%

   Allen Telecom (Hong Kong) Limited (6)                  Hong Kong                                    100%

   Allen Telecom (Mauritius) Holdings Ltd.                Mauritius                                    100%

   Decibel Products (Guangzhou) Ltd.                      China                                        100%

   Decibel Shenzhen Ltd.                                  China                                        100%

   Forem Shenzhen Ltd.                                    China                                        100%

   Allen Telecom (Singapore) Pte Limited                  Singapore                                    100%

   Allen Telecomunicacoes do Brasil Ltda (7)              Brazil                                       100%

   Antespec, S.A. de C.V.                                 Mexico                                       100%

   Allen Telecom Hungary Holdings Ltd                     Hungary                                      100%

   Allen International (Netherlands) BV                   Netherlands                                  100%

   Allen Telecom (Netherlands) BV                         Netherlands                                  100%

   Mikom Schweiz AG                                       Switzerland                                  100%

   FOREM S.r.l.                                           Italy                                        100%

   Mikom (UK) Limited                                     U.K.                                         100%

   FOREM Finance UK Limited                               U.K.                                         100%

   Tekmar Sistemi S.r.l.                                  Italy                                        100%

   Comsearch UK Limited                                   U.K.                                         100%

   Telespectro de Mexico, S.A. de C.V. (9)                Mexico                                       100%

   Decibel Mobilcom Limited (1)                           England                                      100%

   Orion Industries, Inc., Limited (1)                    Hong Kong                                    100%

   Orion Imports & Exports Limited (1)                    Hong Kong                                    100%

   Orion Industries, Inc. Japan (1)                       Japan                                        100%

   Orion Industries Taiwan Limited (1)                    Taiwan                                       100%

(1) These subsidiaries are not significant in the aggregate and are no longer active.

(2)  90% of this partnership is owned by Allen Telecom Inc. (now Adirondacks
     LLC) and the remaining 10% is owned by Allen Telecom Investments, Inc.

(3) Of the 2,500 shares issued and outstanding, 2,494 shares are owned by Allen Telecom Inc. (now Adirondacks LLC) and the remaining 6 shares are owned in name only by Allen employees.

                                  Schedule 5.4

(4) Of the 10,000 shares issued and outstanding, 7,196 shares are owned by Allen Telecom (France) S.A., 4 shares are owned by Allen employees, and Allen Telecom (Netherlands) BV owns the remaining 2,800 shares.

(5) Of the 100,000 shares issued and outstanding 19,800 are owned by Allen Telecom Inc. (now Adirondacks LLC) and 80,200 are owned by Allen Telecom (Holdings) Pty. Limited.

(6) Of the 1,000 shares issued and outstanding, 999 shares are owned by Allen Telecom Inc. and 1 share is owned by Allen Telecom Investments, Inc.

(7) 95% of the outstanding capital stock of this subsidiary is owned by Allen Telecom Inc. and the remaining 5% is owned by Allen Telecom Investments, Inc.

(8) 60% of the outstanding capital stock is owned by Mikom G.m.b.H. and the remaining 40% is owned by the partners of Mikom Vertreibs und Service G.m.b.H

(9) 98% of the outstanding capital stock of this subsidiary is owned by Comsearch Holdings, Inc. and the remaining 2% is owned by Allen Telecom Investments, Inc.

                                  Schedule 5.4

                    ANDREW AFFILIATES OTHER THAN SUBSIDIARIES

Andrew Corporation owns 49% of the share capital of KANKOM, a joint venture organized under the laws of The Ukraine.

The directors and executive officers of the Company named below may be deemed to be affiliates.

                                  Schedule 5.4

                           SUBSIDIARIES AND OWNERSHIP
                               OF SUBSIDIARY STOCK

                         OFFICERS OF ANDREW CORPORATION

DIRECTORS:

John G. Bollinger                   William O. Hunt
Philip Wm. Colburn *                Charles R. Nicholas
Thomas A. Donahoe                   Robert A. Paul *
Floyd L. English                    Gerald A. Poch
Ralph E. Faison                     Glen O. Toney
Jere D. Fluno                       Dennis L. Whipple

* To be elected Directors on 16 July 2003.

EXECUTIVE OFFICERS:

Floyd L. English           Chairman
Ralph E. Faison            President and CEO
Charles R. Nicholas        Vice Chairman and CFO
Paul R. Cox                Group President, Communication Products
John E. DeSana             Group President, RF Subsystems
John R. D.Dickson          Vice President, Corporate Marketing and MIS
M. Jeffrey Gittelman       Vice President; Treasurer
Robert J. Hudzik           Vice President, Corporate Development
Marty R.. Kittrell         Vice President, Strategic Planning
Fred H. Lietz              Vice President, Procurement
Gregory F. Maruszak        Vice President, Finance, Administration & CAO
Mark A. Olson              Vice President; Corporate Controller
James F. Petelle           Vice President; Secretary

                                  Schedule 5.4

                                                                    SCHEDULE 5.5

                              FINANCIAL STATEMENTS

Quarterly Report on Form 10-Q for the Quarterly Period Ended December 31, 2002

Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2002

2002 Annual Report and Fact Book

Joint Proxy Statement/Prospectus dated June 10, 2003

                                  Schedule 5.5

                                                                    SCHEDULE 5.8

                                   LITIGATION

  1. Material pending Lawsuits against Allen Telecom Inc. (now Adirondacks, LLC)

TRUEPOSITION AND KSI, INC. V. ALLEN TELECOM INC.: On December 11, 2001, a competitor, TruePosition, Inc., and its subsidiary, KSI, Inc., filed a lawsuit against Allen Telecom Inc. in the United States District Court for the District of Delaware. The plaintiffs alleged in their complaint that Allen Telecom, through its Grayson Wireless Division, infringed three patents in connection with Allen's GEOMETRIX wireless geolocation business. On July 16, 2002, the plaintiffs amended their complaint to add four additional patents to the lawsuit. Allen's answer to the amended complaint denied all the plaintiffs' allegations and asserted counterclaims against the plaintiffs for infringement of an Allen patent and for tortious interference with its business relationships.

In May 2003, the plaintiffs dropped three patents from their case and Allen dropped its infringement counterclaim, thus narrowing the issues. Trial has been set for 22 September 2003, and Allen intends to defend the case vigorously.

  2. Material Threatened Claim against Andrew Corporation

CLAIM OF ANTEL HOLDINGS LTD: By letter dated November 1, 2002, counsel for Antel Holdings Ltd. ("Antel") notified Andrew Corporation of Antel's intention to pursue certain claims under the indemnity provisions of the Share Purchase and Sale Agreement pursuant to which Antel purchased Andrew's interests in certain Russian ventures in December 2001. Antel's letter constituted a formal notice, which served to preserve its ability to bring an arbitration claim (as required by the Agreement) in New York under AAA rules. Antel's letter specifies four claims. Three claims relate to allegedly inflated values of certain telecommunications assets on the books of the Russian companies sold by Andrew and the fourth claim relates to the software billing system used by the companies at the time of their sale. Antel's letter asserts the amount of its indemnity claim is $23M. Andrew provided formal notice that it disputes the indemnity claim, through Andrew's attorney's letter of November 25, 2002. Andrew's defenses include the fact that the purchase price paid by Antel was not based on asset values, the fact that all specific issues now raised by Antel were fully disclosed to it during extensive due diligence reviews, and the legal argument that the damages claimed are in any event grossly overstated. Andrew intends to dispute the arbitration claim, if and when it is filed.

                                  Schedule 5.8

                                                                   SCHEDULE 5.11

                             LICENSES, PERMITS, ETC.

     a)       None

     b) As described in Schedule 5.8, TruePosition alleges that Geolocaton products sold by the Grayson Division of Allen Telecom violate certain TruePosition patents.

     c) Andrew Corporation has filed a lawsuit against Kathrein KG of Germany alleging that certain base-station antenna products sold by Kathrein infringe various Andrew patents related to Remote Electrical Downtilt ("REDT") technology. Andrew believes this litigation will be settled on terms favorable to Andrew, after which Andrew will pursue license arrangements with, or may institute litigation against, other sellers of base-station antennas that infringe Andrew's REDT patents.

                                  Schedule 5.11

                                                                   SCHEDULE 5.14

                                 USE OF PROCEEDS

No proceeds are being received.


                                  Schedule 5.14

                                                                   SCHEDULE 5.15

                     OUTSTANDING INDEBTEDNESS AS OF 3/31/03

Credit Agreement dated December 19, 2002 among Andrew Corporation, and
Certain Commercial Lending Institutions, led by Bank of America, NA
...........................................................................$ 32,500,000


Senior Notes payable to various insurance companies,
annual installments from 1995 to 2005.....................................$ 13,636,360


Agreement between Andrew Financial Services and Siemens AG................$    644,000


6.74% loan from Bank of America Shanghai..................................$  1,932,000


Floating Rate Industrial Revenue Bonds, to be paid off at closing
...........................................................................$ 11,900,000


Senior Notes payable to various insurance companies,
annual installments from 2003 to 2007.....................................$ 51,167,360


Bartley (Wenzel & Erlinger)...............................................$    856,000


Forem CMLTD (IMI Loan)....................................................$  1,617,000


Capital Leases............................................................$ 11,620,000


Letters of Credit.........................................................$ 16,525,000


Other.....................................................................$     78,000

                                  Schedule 5.15

                                                                   SCHEDULE 10.2

                                OUTSTANDING LIENS

None

                                  Schedule 10.2

                                                                    EXHIBIT 2(a)

                          [FORM OF SERIES 2003-A NOTE]

                               ANDREW CORPORATION

                        6.60% Senior Note, Series 2003-A
                              Due November 14, 2003

No. [________]                                                            [Date]
$[__________]                                                   PPN: 03442# AA 4

          FOR VALUE RECEIVED, the undersigned, ANDREW CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [_______________], or registered assigns, the principal sum of $[ ] on November 14, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.60% per annum from the date from May 14, 2003, payable semiannually, on May 14 and November 14 in each year, commencing with the May 14 or November 14 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Assumption Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.60% or (ii) 2% over the rate of interest publicly announced by Bank of America National Trust & Savings Association from time to time in Chicago, Illinois as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America National Trust & Savings Association in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Assumption Agreement referred to below.

          This Note is one of a series of Notes (herein called the "Notes") issued pursuant to a Note Assumption and Exchange Agreement, dated as of July 15, 2003 as from time to time amended and supplemented, the "Note Assumption Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Assumption Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Assumption Agreement.

          This Note is a registered Note and, as provided in the Note Assumption Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be

                                        1
                                  Exhibit 2(a)
issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Assumption Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Assumption Agreement but not otherwise.

          If an Event of Default, as defined in the Note Assumption Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Assumption Agreement.

          This Note will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                          ANDREW CORPORATION


                                          By:
                                             --------------------------------
                                          Title:
                                                -----------------------------


                                        2
                                  Exhibit 2(a)

                                                                    EXHIBIT 2(b)

                          [FORM OF SERIES 2003-B NOTE]

                               ANDREW CORPORATION

                        6.65% Senior Note, Series 2003-B
                              Due November 14, 2007

No. [________]                                                            [Date]
$[__________]                                                   PPN: 03442# AB 2

          FOR VALUE RECEIVED, the undersigned, ANDREW CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [_______________], or registered assigns, the principal sum of $[ ] on November 14, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.65% per annum from May 14, 2003, payable semiannually, on May 14 and November 14 in each year, commencing with the May 14 or November 14 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Assumption Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.65% or (ii) 2% over the rate of interest publicly announced by Bank of America National Trust & Savings Association from time to time in Chicago, Illinois as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America National Trust & Savings Association in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Assumption Agreement referred to below.

          This Note is one of a series of Notes (herein called the "Notes") issued pursuant to a Note Assumption and Exchange Agreement, dated as of July 15, 2003 as from time to time amended and supplemented, the "Note Assumption Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Assumption Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Assumption Agreement.

          This Note is a registered Note and, as provided in the Note Assumption Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration

                                        1
                                  Exhibit 2(b)
of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Assumption Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Assumption Agreement but not otherwise.

          If an Event of Default, as defined in the Note Assumption Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Assumption Agreement.

          This Note will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                          ANDREW CORPORATION


                                          By:
                                             --------------------------------
                                          Title:
                                                -----------------------------


                                        2
                                  Exhibit 2(b)

                                                                    EXHIBIT 2(c)

                          [FORM OF SERIES 2003-C NOTE]

                               ANDREW CORPORATION

                        6.74% Senior Note, Series 2003-C
                              Due November 14, 2007

No. [________]                                                            [Date]
$[__________]                                                   PPN: 03442# AC 0

          FOR VALUE RECEIVED, the undersigned, ANDREW CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [_______________], or registered assigns, the principal sum of $[ ] on November 14, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.74% per annum from May 14, 2003, payable semiannually, on May 14 and November 14 in each year, commencing with the May 14 or November 14 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Assumption Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.74% or (ii) 2% over the rate of interest publicly announced by Bank of America National Trust & Savings Association from time to time in Chicago, Illinois as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America National Trust & Savings Association in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Assumption Agreement referred to below.

          This Note is one of a series of Notes (herein called the "Notes") issued pursuant to a Note Assumption and Exchange Agreement, dated as of July 15, 2003 as from time to time amended and supplemented, the "Note Assumption Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Assumption Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Assumption Agreement.

          This Note is a registered Note and, as provided in the Note Assumption Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration

                                        1
                                  Exhibit 2(c)
of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Assumption Agreement but not otherwise.

          If an Event of Default, as defined in the Note Assumption Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Assumption Agreement.

          This Note will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                          ANDREW CORPORATION


                                          By:
                                             --------------------------------
                                          Title:
                                                -----------------------------

                                       2
                                  Exhibit 2(c)

                                                                  EXHIBIT 4.4(a)

                           FORM OF OPINION OF COUNSEL
                                 TO THE COMPANY

                                  July 15, 2003

To the Purchasers Named
   On the Attached Schedule I

Ladies and Gentlemen:

       We have acted as counsel to Andrew Corporation ("Andrew"), Andrew Amplifiers, Inc. ("Amplifiers") and Adirondacks, LLC ("Adirondacks" and, together with Andrew and Amplifiers, the "Companies"), in connection with the Note Assumption and Exchange Agreement dated as of July 15, 2003 (the "Agreement") between Andrew and Allen Telecom, Inc. ("Allen") and you. This opinion is delivered at the Companies' request pursuant to Section 4.4(a) of the Agreement. Capitalized terms used but not otherwise defined in this opinion have the meanings ascribed to them in the Agreement.

       We have examined executed counterparts of the Agreement and originals of the Notes. We also have examined originals, executed counterparts or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and such other documents as we have deemed necessary for purposes of this opinion. In this examination, we have assumed the genuineness of all signatures (other than signatures of officers of the Companies), the legal capacity of all individuals who have executed the documents we have reviewed, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to matters of fact material to our opinion, we have relied, without independent verification, on the representations in the Agreement and the certificates referred to above. Our examination also extended to such matters of law as we have deemed necessary for purposes of this opinion. We have assumed that the Agreement has been duly authorized, executed and delivered by each of the parties thereto (other than the Companies) and is enforceable in accordance with its terms against such parties. Our opinion as to the good standing of the Companies and of Allen in paragraphs 1 and 2 below is based solely upon the certificates of good standing issued by the Secretaries of State of the States referred to therein.

       Whenever our opinion with respect to factual matters is indicated to be based on our knowledge, we are referring to the actual knowledge of Dewey B. Crawford, the primary lawyer having supervisory responsibility for the Companies' relationships with this firm, Joseph H. Greenberg and L. Robert Guenthner III, who are the Gardner Carton & Douglas attorneys who

                                 Exhibit 4.4(a)
have given substantial attention on behalf of the Companies in connection with this matter. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from such representation.

       Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

       1. Each of Andrew and Andrew Amplifiers is a corporation organized and validly existing in good standing under the laws of the State of Delaware. Adirondacks is a limited liability company organized and validly existing in good standing under the laws of the State of Delaware. Each of the Companies has the requisite corporate or limited liability company power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of Andrew, to enter into and perform the Agreement and to issue and deliver the Notes in exchange for the Existing Notes.

       2. Andrew is in good standing as a foreign corporation in the State of Illinois. Amplifiers is in good standing as a foreign corporation in the State of New Jersey. Allen is in good standing as a foreign corporation in the State of Ohio.

       3. The Agreement and the Notes have been duly authorized by proper corporate action on the part of Andrew, have been duly executed and delivered by an authorized officer of Andrew, and constitute the legal, valid and binding agreements of Andrew, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

       4. The issuance and delivery of the Notes by Andrew in exchange for the Existing Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

       5. No authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by Andrew of the Agreement or the issuance and delivery by Andrew of the Notes in exchange for the Existing Notes.

       6. The issuance and delivery of the Notes by Andrew in exchange for the existing Notes, the performance of the terms and conditions of the Notes and the Agreement and the execution and delivery of the Agreement by Andrew do not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of any of the Companies pursuant to the provisions of (i) the Certificate of Incorporation, as amended, or By-laws of Andrew, the Certificate of Incorporation or By-Laws of Andrew Amplifiers or the Articles of Organization of Adirondacks, (ii) any loan agreement or evidence of Indebtedness listed in Schedule 5.15 of the Agreement, (iii) any other agreement or instrument listed as an exhibit to the Annual Report on Form 10-K of

                                        2
                                 Exhibit 4.4(a)

Andrew for its fiscal year ended September 30, 2002 or to any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Andrew with the Securities and Exchange Commission since the date of such Form 10-K, (iv) any law (including usury laws) or regulation applicable to Andrew that, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Agreement, or (v) any order, writ, injunction or decree known to us of any court or Federal or Illinois state governmental authority applicable to any of the Companies.

       7. To our knowledge, except as described in Schedule 5.8 to the Agreement, there are no actions, suits or proceedings pending or threatened in writing against any of the Companies, at law or in equity or before or by any Federal or Illinois state governmental authority, that are likely to result, individually or in the aggregate, in a Material Adverse Effect.

       8. Neither Andrew nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

       Our opinion is limited to the laws of the State of Illinois, the General Corporation Law and Limited Liability Company Law of the State of Delaware and the Federal laws of the United States.

       We express no opinion as to the enforceability of (a) any provision requiring the payment of interest on interest, (b) express or implicit waivers of broad or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law, (c) indemnity and contribution rights that may be against public policy, (d) any provision that provides that waivers, consents, amendments or modifications must be in writing, or (e) any provision that provides for reimbursement for attorneys' fees to the extent such attorneys' fees are not reasonable.

       This opinion speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

       This opinion is solely for the benefit of you, your counsel and your permitted successors and assigns in connection with the transactions contemplated by the Agreement.

                                        3
                                 Exhibit 4.4(a)

                                                                  EXHIBIT 4.4(b)

                         FORM OF TAX OPINION OF COUNSEL
                                 TO THE COMPANY

                                  July 15, 2003

To the Purchasers Named
   On the Attached Schedule I

       We have acted as counsel to Andrew Corporation ("Andrew"), in connection with the Note Assumption and Exchange Agreement (the "Agreement") between Andrew and Allen Telecom, Inc. ("Allen") and you dated July 15, 2003. This opinion is delivered at the Companies request pursuant to Section 4.4(a) of the Agreement. Capitalized terms used but not otherwise defined in this opinion have the meanings ascribed to them in the Agreement.

       We have examined the proceedings incident to the issuance and exchange of the Notes for the Existing Notes and, in connection therewith, we have examined executed counterparts of the Agreement and originals of the Notes. We also have examined originals, executed counterparts or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and such other documents as we have deemed necessary for purposes of this opinion including without limitation the Merger Agreement. In this examination, we have assumed the genuineness of all, the legal capacity of all individuals who have executed the documents we have reviewed, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to matters of fact material to our opinion, we have relied, without independent verification, on the representations in the Agreement the Merger Agreement certificates executed with respect to the Merger and the certificates referred to above. Our examination also extended to such matters of law, as we have deemed necessary for purposes of this opinion. For purposes of this opinion, we have assumed that the Agreement has been duly authorized, executed and delivered by each of the parties there to and is enforceable in accordance with its terms against such parties. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from such representation.

       Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that the Holders of Notes who acquired Existing Notes for a purchase price of at least par and whose adjusted Tax basis in the Existing Notes is equal to the price paid for such Existing Notes (excluding amounts paid for accrued but unpaid interest) less amounts of principal payments on the Existing Notes received, will not recognize any gain on the

                                 Exhibit 4.4(b)
assumption of the Existing Notes by Andrew, except for any amounts received as an amendment fee pursuant to Section 4.10 of the Agreement.

       This opinion speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

       This opinion is solely for your benefit, in connection with the transactions contemplated by the Agreement.

                                        2
                                 Exhibit 4.4(b)

                                                                  EXHIBIT 4.4(c)

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

          The opinion of Schiff Hardin & Waite, special counsel to the Purchasers, shall be to the effect that:

     1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

     2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

     3. Based upon the representations set forth in the Agreement, the offering, issuance and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     4. The issuance of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

     5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement or the Notes.

The opinion of Schiff Hardin & Waite also shall state that the opinion of Gardner, Carton & Douglas, counsel to the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Schiff Hardin & Waite, and, in its opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.

                                 Exhibit 4.4(c)